Exhibit 10.1


                                    AMENDMENT
                                       TO
                                ESCROW AGREEMENT


         Amendment, dated as of May 1, 1998 (this "Amendment"), to Escrow Agreement, dated as of September 15, 1998 (the "Escrow Agreement"), among R&E Gaming Corp., a Delaware corporation ("R&E Gaming"), Riviera Holdings Corporation, a Nevada corporation ("RHC"), and State Street Bank and Trust Company of California, N.A. ("State Street Bank") (the "Parties").

         WHEREAS, the Escrow Agreement provides that Letter of Credit No. 970919.OD.0002 (the "Escrow L/C") issued by City National Bank ("CNB") and certain cash are to be held in escrow by State Street Bank and that a determination of entitlement as between R&E Gaming and RHC to the Escrow L/C and such cash, less the Cash Interest, as defined in the Escrow Agreement (the "Disputed Consideration"), is to be made in accordance with the terms of the Escrow Agreement;

         WHEREAS, a dispute (the "Dispute") has arisen between R&E Gaming and RHC regarding their respective entitlement to the Disputed Consideration, some or all of which Dispute is to be resolved, pursuant to the terms of the Escrow Agreement, in an arbitration (the "Arbitration");

         WHEREAS, R&E Gaming and RHC have delivered respective demands on State Street Bank with respect to the Disputed Consideration, and have contested each other's respective demands;


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         WHEREAS, RHC has initiated with the American Arbitration Association a
Demand for Arbitration (the "Demand for Arbitration") to resolve some or all aspects of the Dispute pursuant to the Arbitration;

         WHEREAS, RHC is concerned that the Escrow L/C will expire according to its terms before any of the aspects of the Dispute can be resolved in the Arbitration and, accordingly, RHC desires to obtain an amendment and extension of the Escrow L/C until resolution of the Dispute;

         WHEREAS, R&E Gaming desires that, in lieu of the Arbitration, the Dispute should be resolved in an action initiated by R&E Gaming against RHC and certain other parties in the United States District Court for the Central District of California (the "Federal Court"), Case No. CV98-2644-LGB(AIJx) (the "Federal Court Action") or -- in the event the Federal Court remands the case to state court or dismisses the Federal Court Action for lack of subject matter jurisdiction -- in another court of competent jurisdiction located in Los Angeles, California or Las Vegas, Nevada (the "Other Court Action"); and

         WHEREAS, R&E Gaming and RHC desire to amend the instructions to State Street Bank, as Escrow Agent, regarding when and to whom the Disputed Consideration is to be paid or delivered, as the case may be;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Parties agree as follows:


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

         1. Except as otherwise defined in this Amendment, capitalized terms have the meaning set forth in the Escrow Agreement.

         2. In consideration of RHC's agreement set forth in Section 3 below, R&E Gaming agrees to execute and deliver to CNB the letter set forth as Exhibit "A" to this Amendment (the "CNB Letter Request") requesting that CNB amend and extend the Escrow L/C. RHC and State Street Bank agree to join in and execute the CNB Letter Request. State Street Bank agrees to return the original Escrow L/C to R&E Gaming promptly upon delivery to it of an amended and extended Escrow L/C in accordance with the CNB Letter Request, and R&E Gaming agrees to file a notice dismissing State Street Bank from the Federal Court Action.

         3. Effective upon delivery to State Street Bank of an amended and extended Escrow L/C (hereinafter "Escrow L/C") in accordance with the CNB Letter Request, RHC agrees that: (i) unless settled, all aspects of the Dispute will be resolved in the Federal Court Action or Other Court Action and any actual or potential right of any party to have any aspect of the Dispute resolved in the Arbitration is terminated; (ii) RHC will withdraw its pending Demand for Arbitration within five days of such delivery, which withdrawal will be without prejudice to any claim that RHC may have against R&E Gaming. RHC agrees it will submit to and not contest nor join in the contesting of the subject matter and/or personal jurisdiction of the United States District Court for the Central District of California of all aspects of the Dispute and of all currently and/or subsequently named parties in the Federal Court Action. RHC agrees it will accept service of the operative pleading in the Federal Court Action by United States Mail or personal service upon Thomas F. Munno, Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112.


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

         4. If at any time CNB provides written notice that CNB will not extend the Escrow L/C past its then upcoming Expiration Date, R&E Gaming agrees that it will obtain a letter of credit having the identical terms and for the identical amount as the Escrow L/C (the "Replacement L/C") except that the initial expiration date of the Replacement L/C shall be at least 12 months after the then upcoming Expiration Date of the Escrow L/C. R&E Gaming shall deliver said Replacement L/C to State Street Bank no later than 15 days prior to the then upcoming Expiration Date of the Escrow L/C. In the event the issuer of the Replacement L/C provides notice that it will not extend such Replacement L/C past its then upcoming Expiration Date, R&E Gaming agrees to obtain a subsequent Replacement L/C so that a Replacement L/C is in effect until State Street Bank, pursuant to the terms of this Amendment, either has presented the Replacement L/C and obtained payment thereon or has returned such L/C to R&E Gaming. In addition to the requirement that R&E Gaming obtain Replacement L/Cs as set forth in the preceding two sentences, R&E Gaming may at any time prior to honor of the Escrow L/C, replace the Escrow L/C with a Replacement L/C. Upon delivery of a Replacement L/C to State Street: (i) State Street Bank agrees to return the Escrow L/C to R&E Gaming; (ii) the Escrow L/C will be canceled; and (iii) the terms of this Amendment pertaining to the Escrow L/C and CNB will be deemed amended to mean the then in force Replacement L/C and the issuer of that Replacement L/C.

         5. R&E Gaming and RHC agree, and State Street Bank is instructed, that the Disputed Consideration will be paid or delivered, as the case may be, as follows:


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         (a)   R&E Gaming agrees that RHC will be entitled to make a demand on
               State Street Bank that it present the Escrow L/C to CNB for honor and payment (the "Payment Demand") on the earliest of the following events:

               (i) if and when the Court in the Federal Court Action or Other Court Action executes and enters an Order declaring that RHC is entitled to present the Escrow L/C to, and receive the proceeds thereof from, CNB and the Order becomes a Final Court Order. For purposes of this Amendment, a Final Court Order means the Order has been executed and entered by the Court and the parties' rights and times for all appeals have expired, been exhausted or waived; if the Court shall issue an order determining the Dispute as between R&E Gaming and RHC but such order shall not be appealable by reason of the continued pendency of pending claims involving other parties to the Federal Court Action, RHC and R&E Gaming agree to jointly petition the Court for the entry of a final judgement pursuant to Federal Rules of Civil Procedure, Rule 54(b);

               (ii) if R&E Gaming fails to commence an Other Court Action within
                    30 days after the Federal Court Action is dismissed for lack of subject matter jurisdiction or if for any reason the Federal Court issues an order declining to determine the Dispute between RHC and R&E Gaming;


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

               (iii)if RHC does not deliver a Replacement L/C to State Street
                    Bank pursuant to Paragraph 4 hereof.

         (b) In the event that State Street Bank obtains the proceeds for the Escrow L/C or Replacement L/C by reason of a Final Order or R&E Gaming's failure to commence an Other Action pursuant respectively to Paragraph 5a(i) and (ii) hereof, then State Street Bank, upon receipt of a Payment Demand from RHC, shall deliver such funds together with the balance of the Disputed Consideration to RHC. (Upon RHC's receipt of such funds from State Street Bank, RHC shall distribute such funds to the Stockholders, other than the Disqualified Holders.)

         (c) In the event that State Street Bank obtains the proceeds for the Escrow L/C or Replacement L/C by reason of R&E Gaming's failure to obtain and deliver Replacement L/C to State Street Bank pursuant to Paragraph 5a(iii), no later than 15 days prior to the expiration of the term of the then current Escrow L/C or Replacement L/C, pursuant to Paragraph 4 hereof, then State Street Bank shall hold the proceeds resulting from the presentment of the Escrow or Replacement L/C in Escrow and distribute those proceeds pursuant to 5(b), or (d) whichever the case may be.

         (d) RHC agrees that, if and when a Court Order in the Federal Court Action declaring that R&E Gaming is entitled to the return of the Disputed Consideration becomes a Final Court Order, R&E Gaming will be entitled


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               to make a demand on State Street Bank that it return the Disputed
               Consideration to R&E Gaming (the "Return Demand").


         (e) State Street Bank agrees that, promptly upon receipt of the Return Demand, it will deliver the Disputed Consideration to R&E Gaming.

         6. R&E Gaming and RHC agree the Disputed Consideration does not include the Cash Interest and that State Street Bank hereby is instructed that the Cash Interest will be paid to R&E Gaming at the same time that the Disputed Consideration is delivered to R&E Gaming or paid to RHC in accordance with the terms set forth in Section 5 above.

         7. The terms of Sections 6, 7, 8, 9, 10, 12, 13 and 14 of the Escrow Agreement shall not be affected by this Amendment, except that references in such Sections to "this Agreement" shall be deemed to mean references to the Escrow Agreement, as amended by this Amendment.

         8. Except that all notices to R&E Gaming should henceforth be delivered to Musick, Peeler & Garrett LLP, One Wilshire Boulevard, Suite 2100, Los Angeles, California, 90017, Facsimile (213) 624-1376, attention: Richard P. Crane, Jr., in lieu of Skadden, Arps, Slate, Meagher & Flom LLP, the provisions of Section 11 shall not be affected by this Amendment.

         9. If there is any inconsistency between the terms of this Amendment and the terms of the Escrow Agreement, the terms of this Amendment shall be controlling.


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         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date and year first above written.

   R&E GAMING CORP.


By:/s/ Allen E. Paulson
   --------------------------------------
   Allen E. Paulson
   President



   RIVIERA HOLDINGS CORPORATION


By:/s/ William L. Westerman
   --------------------------------------
   William L. Westerman
   President


   STATE STREET BANK AND TRUST COMPANY
   OF CALIFORNIA, N.A., as Escrow Agent


By:/s/ Lynda A. Vogel
   --------------------------------------
   Name:  Lynda A. Vogel
   Title: Senior Vice President


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